UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas	75211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 519-5200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As of February 12, 2008, Tandy Brands Accessories, Inc. (the “Company”) entered into a credit agreement with Comerica Bank (the “Lender”) providing terms and conditions governing certain loans and other credit accommodations extended by the Lender to the Company (together with all exhibits and schedules, the “Credit Agreement”).

As of March 31, 2011, the Company and the Lender entered into Amendment No. 4 to Credit Agreement (the "Amendment”) which, among other things, (i) adjusts the tangible net worth financial covenant; (ii) modifies the pricing and timing of payments; and (iii) adjusts the borrowing base. Borrowings under the Credit Agreement, as amended by the Amendment, will bear interest at the daily adjusting one month LIBOR rate plus 4.5%, or, if such rate is not available under the terms of the Master Revolving Note, as amended, the Lender’s prime rate plus 2.0%. The parties executed the Amendment on April 12, 2011, effective as of March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: April 14, 2011

By: /s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III
President and Chief Executive Officer